Exhibit 10.1

IDEXX Laboratories, Inc.

DIRECTOR DEFERRED COMPENSATION PLAN

Restated Effective as of January 1, 2005

The Director Deferred Compensation Plan of IDEXX Laboratories, Inc. (the “Plan”) was initially established effective July 1, 2003 to provide an additional mechanism for satisfying stock ownership guidelines, as well as to provide a vehicle for non-employee Directors to defer the receipt of taxable income. The Plan is intended to be an “unfunded” plan maintained for the purpose of providing deferred compensation to non-employee members of the Board of Directors for purposes of Title I of the Employee Retirement Income Security Act of 1974. This document restates the Plan as of January 1, 2005 primarily for the purpose of complying with the applicable requirements of Section 409A of the Internal Revenue Code of 1986, and Proposed Regulations §§ 1.409A-1 et seq. thereunder.

ARTICLE I
DEFINITIONS

Unless the context otherwise requires, the following words and phrases as used herein shall have the following meanings:

Section 1.1 “ACCOUNT” means the bookkeeping Account maintained for a Participant to which Deferrals (including all Deferrals denominated as Deferred Stock Units) and Annual Grants, plus any earnings thereon, are credited.

Section 1.2 “ANNUAL RETAINER” means the annual cash retainer paid by the Company to Directors.

Section 1.3 “BENEFICIARY” means the person that the Participant designates to receive any unpaid portion of the Participant’s Account Balance should the Participant’s death occur before the Participant receives the entire Account Balance. If the Participant does not designate a beneficiary, his Beneficiary shall be his spouse if he is married at the time of his death, or his estate if he is unmarried at the time of his death.

Section 1.4 “BOARD OF DIRECTORS” means the Board of Directors of IDEXX Laboratories, Inc.

Section 1.5 “CHANGE IN CONTROL” means, solely for purposes of this Plan, the occurrence of one or more of the following events with respect to the Company:

    (a)        Any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership, directly or indirectly, of stock of the Company possessing 35% or more of the total voting power of the stock of the Company; or

    (b)        Individuals constituting a majority of the members of the Company’s Board of Directors are replaced during any 12-month period by new directors whose appointment or election is not approved by a majority of the members of the Company’s Board of Directors serving immediately before the appointment or election of any such new directors; or

    (c)        A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of determining whether a Change in Control has occurred, the term “person” shall have the meaning given in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the term “beneficial owner” shall have the meaning given in Rule 13d-3 under the Exchange Act.

Section 1.6 “CODE” means the Internal Revenue Code of 1986, as amended.

Section 1.7 “COMPANY” means IDEXX Laboratories, Inc. and any subsidiary designated as a participating entity by the Plan Administrator.

Section 1.8 “DEFERRALS” means amounts deferred under the Plan pursuant to Article III and allocated to a Participant’s Account. No money or other assets will actually be contributed to such Accounts.

Section 1.9 “DEFERRED STOCK UNIT” means a notional interest in one share of IDEXX Stock. Each Deferred Stock Unit shall be equivalent in value to one share of IDEXX Stock and shall subject to the terms of the 2003 Stock Incentive Plan.

Section 1.10 “DIRECTOR” means a non-employee member of the Board of Directors.

Section 1.11 “DISABLED” means that a Participant: (a) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or (b) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

Section 1.12 “EFFECTIVE DATE” means the effective date of this restated plan document, generally January 1, 2005.

Section 1.13 “IDEXX STOCK” means Common Stock of IDEXX Laboratories, Inc.

Section 1.14 “OTHER COMPENSATION” means cash compensation paid to a Director, other than the Annual Retainer, including (without limitation) meeting fees, and annual fees for committee memberships and committee chairs.

Section 1.15 “PARTICIPANT” means a Director who participates in the Plan.

Section 1.16 “PLAN” means this Director Deferred Compensation Plan, as it may be amended from time to time.

Section 1.17 “PLAN ADMINISTRATOR” means the Vice President — Human Resources of IDEXX Laboratories, Inc. or any person or entity designated by the Vice President — Human Resources.

Section 1.18 “PLAN YEAR” means the 12-month period beginning January 1 and ending December 31.

Section 1.19 “UNFORESEEABLE EMERGENCY” means a severe financial hardship to the Participant, the Participant’s spouse or a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

ARTICLE II
ELIGIBILITY AND PARTICIPATION

Section 2.1 ELIGIBILITY. Each Director shall be eligible to become a Participant in the Plan immediately upon the commencement of his or her membership on the Board.

Section 2.2 PARTICIPATION. A Director may become a Participant in the Plan by making the applicable election described in Section 3.1 below. A Director’s participation will commence with the first quarterly payment of the Annual Retainer paid after the completion of the Participant’s deferral election. Each Director shall remain a Participant under the Plan until all amounts credited to the Participant’s Account Balance have been distributed to the Participant or the Participant’s Beneficiary.

ARTICLE III
DEFERRALS; ANNUAL GRANTS; VESTING

Section 3.1 DEFERRALS

    (a)        General. A Participant shall make a deferral election by completing and returning to the Plan Administrator (or his or her designee) a written election on the form prescribed by the Plan Administrator. In general, a Participant’s election shall be made between December 1 and December 31 of the year prior to the year in which the Annual Retainer and/or Other Compensation (as applicable) will be earned. However, a Director who shall first become eligible to participate during any Plan Year after the time specified for making the deferral election for such year as provided in the preceding sentence may make his or her initial deferral election within 30 days after first becoming eligible, such election to apply only the Annual Retainer and/or Other Compensation (as applicable) to be earned during the remainder of such Plan Year. A Participant’s deferral election shall remain in effect until the date on which such Participant ceases to be a Director, or until he or she modifies such election on a prospective basis with respect to a subsequent Plan Year (in accordance with the requirements of subsection (a) above and any applicable procedures prescribed by the Plan Administrator).

    (b)        Plan Years Ending On or Before December 31, 2005. For Plan Years ending on or before December 31, 2005, a Participant shall be required to defer 50% of his or her Annual Retainer, which shall be credited to his or her Account in the form of Deferred Stock Units. For such Plan Years, a Participant may elect to defer any or all of the remaining portion of such Annual Retainer and any or all of his or her Other Compensation for a Plan Year.

    (c)        Plan Years Beginning On or After January 1, 2006. For Plan Years beginning on and after January 1, 2006, a Participant may elect to defer receipt of all, but not less than all, of his or her Annual Retainer payable for any Plan Year, and a Participant shall not be permitted to defer the receipt of any Other Compensation under the Plan.

Section 3.2 ANNUAL GRANTS. For Plan Years beginning on or after January 1, 2006, the Board may make an annual grant to Directors of a number of Deferred Stock Units having a specified dollar value. The number of Deferred Stock Units granted to a Director shall be determined by dividing the closing price of IDEXX Stock on the grant date by such specified dollar value.

Section 3.3 VESTING.

    (a)        Deferrals. A Participant’s interest in elective Deferrals made under Section 3.1 of the Plan shall be fully vested and nonforfeitable at all times.

    (b)        Annual Grants. Each Annual Grant of Deferred Stock Units shall vest on the first anniversary of the grant date, if the Participant subject to the grant shall then be a member of the Board of Directors; provided, however, that a Participant’s interest in his or her unvested Deferred Stock Units shall vest upon the earliest to occur of a Change in Control, the Participant’s death, or the Participant’s Disability.

ARTICLE IV
INVESTMENT OF DEFERRALS; DISTRIBUTIONS

Section 4.1 INVESTMENT OF DEFERRALS. All amounts deferred under the Plan shall be credited to the Participant’s Account and shall be deemed to be invested in notional shares of IDEXX Stock, denominated as Deferred Stock Units. The number of Deferred Stock Units credited to a Participant’s Account with respect to any elective or mandatory deferral shall be determined by dividing the amount of the deferral by the closing price of one share of IDEXX Stock on the conversion date established by the Plan Administrator with respect to any deferral period, which conversion date shall not be later than 30 days after the end of the deferral period.

Section 4.2 DISTRIBUTIONS.

    (a)        A Participant shall not be permitted to elect the form or timing of the distribution of his or her benefits under the Plan. One year from the date of termination of a Participant’s Board membership for any reason or, if earlier, upon the occurrence of a Change in Control of the Company, the Participant will receive shares of IDEXX Stock equal to the number of Deferred Stock Units credited to the Account of the Participant in complete distribution of his or her benefit under the Plan. Notwithstanding the foregoing, a Participant’s benefit shall be distributed to his or her personal representative if the Participant should die prior to the expiration of one year following the date of termination of his or her Board membership.

    (b)        Upon application by the Participant, if the Plan Administrator determines that a Participant has experienced an Unforeseeable Emergency, the Plan Administrator may authorize the distribution of all or a portion of the Participant’s benefit under the Plan. The amount distributed with respect to the Unforeseeable Emergency must not exceed the amounts necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

ARTICLE V
ADMINISTRATIVE PROCEDURES

Section 5.1 GENERAL. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall establish such procedures and rules as he or she, in his or her sole discretion, shall deem appropriate regarding the making of deferral elections and distributions, and all other administrative items for this Plan, in all events consistent with the written terms of the Plan and Section 409A of the Code.

Section 5.2 PLAN INTERPRETATION. The Plan Administrator shall have the authority and responsibility to interpret and construe the Plan and to decide all questions arising thereunder, including without limitation, questions of eligibility for participation, eligibility for deferrals, Account status, and the timing of the distribution thereof, and shall have the authority to deviate from the literal terms of the Plan only to the extent the Plan Administrator shall determine, in his or her sole discretion, to be necessary or appropriate to operate the Plan in compliance with the provisions of applicable law. In no event shall the Plan Administrator use its authority or discretion to accelerate the timing of benefit distributions under the Plan.

Section 5.3 RESPONSIBILITIES AND REPORTS. The Plan Administrator may, pursuant to a written instruction, name other persons to carry out specific responsibilities. The Plan Administrator shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports that are furnished by any accountant, controller, counsel, or other person who is employed or engaged for such purposes.

ARTICLE VI
CLAIMS PROCEDURE

Section 6.1 DENIAL OF CLAIM FOR BENEFITS. Any denial by the Plan Administrator of any claim for benefits under the Plan by a Participant or Beneficiary shall be stated in writing by the Plan Administrator and delivered or mailed to the Participant or Beneficiary. The Plan Administrator shall furnish the claimant with notice of the decision not later than 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision. The notice of the Plan Administrator’s decision shall be written in a manner calculated to be understood by the claimant and shall include (i) the specific reasons for the denial, including, where appropriate, references to the Plan, (ii) any additional information necessary to perfect the claim with an explanation of why the information is necessary, and (iii) an explanation of the procedure for perfecting the claim.

Section 6.2 APPEAL OF DENIAL. The claimant shall have 60 days after receipt of written notification of denial of his or her claim in which to file a written appeal with the Plan Administrator. As a part of any such appeal, the claimant may submit issues and comments in writing and shall, on request, be afforded an opportunity to review any documents pertinent to the perfection of his or her claim. The Plan Administrator shall render a written decision on the claimant’s appeal ordinarily within 60 days of receipt of notice thereof but, in no case, later than 120 days.

ARTICLE VII
FUNDING

Section 7.1 FUNDING. The Company shall not segregate or hold separately from its general assets any amounts credited to Participant Accounts, and shall be under no obligation whatsoever to fund in advance any amounts under the Plan, including Deferrals and earnings thereon.

Section 7.2 INSOLVENCY. In the event that the Company becomes insolvent, all Participants and Beneficiaries shall be treated as general, unsecured creditors of the Company with respect to any amounts credited to Participant Accounts.

ARTICLE VIII
AMENDMENT AND TERMINATION

The Company reserves the right to amend or terminate the Plan at any time by action of the Board or the Compensation Committee thereof. Notwithstanding the foregoing, no such amendment or termination shall reduce any Participant’s Account Balance as of the date of such amendment or termination, or accelerate the distribution of benefits to any Participant. Any distributions made in connection with the termination of the Plan shall be made: (a) not sooner than the last day of the 12th month after the termination date, (b) not later than the 24th month after the termination date, and (c) in all other ways in accordance with all applicable requirements of Section 409A of the Code.

ARTICLE IX
MISCELLANEOUS

Section 9.1 NO EMPLOYMENT CONTRACT. The establishment or existence of the Plan shall not confer upon any individual the right to be continued as a Director.

Section 9.2 NON-ALIENATION. No amounts payable under the Plan shall be subject in any manner to anticipation, assignment, or voluntary or involuntary alienation.

Section 9.3 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Maine to the extent not preempted by federal law.

Section 9.4 INCAPACITY. If the Plan Administrator, in his or her sole discretion, deems a Participant or Beneficiary who is eligible to receive any payment hereunder to be incompetent to receive the same by reason of illness or any infirmity or incapacity of any kind, the Plan Administrator may direct the Company to apply such payment directly for the benefit of such person, or to make payment to any person selected by the Plan Administrator to disburse the same for the benefit of the Participant or Beneficiary. Payments made pursuant to this Section shall operate as a discharge, to the extent thereof, of all liabilities of the Company, the Plan Administrator and the Plan to the person for whose benefit the payments are made.

Section 9.5 CONSTRUCTION OF TERMS. For purposes of the Plan, the singular shall include the plural, and vice versa and the masculine shall include the feminine.

Section 9.6 BINDING UPON SUCCESSORS. The liabilities under the Plan shall be binding upon any successor, assign or purchaser of the Company or any purchaser of substantially all of the assets of the Company.

Section 9.7 NO TRUST ARRANGEMENT. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company’s other general creditors. Nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

Approved by the Board of Directors on May 21, 2003

Amended by the Board of Directors on February 22, 2006